California Commercial Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective July 18, 2017, by and between KJSJ Investments, LLC ("Landlord") and EVIO California, Inc. and Signal Bay, Inc. (jointly referred to as "Tenant").

Landlord is the owner of land and improvements commonly known as follows (the "Building"):

Unit F1, 3505 Cadillac, Costa Mesa, CA 92626. Tenant shall lease a portion of the building consisting of approximately 3500 sq. ft. plus a shared space of approximately 700 sq. ft. (Tenant shall measure the area and all dimensions and satisfy itself regarding exact area and dimensions). A floor plan of the Building portion being leased hereunder is attached hereto, which shall be considered the "Leased Premises."

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

A. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning August 1, 2017 and ending July 31, 2022. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

2. Rental.

A. Tenant shall pay to Landlord during the Initial Term rental on the following schedule:

Months 1 through 6:	$ 6,473.00 per month
Months 7 through 60:	$11,841.00 per month

Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 3505 Cadillac, Unit FI, Costa Mesa, CA 92626, or at such other place designated by written notice from Landlord to Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily

basis. The term "rent" as used herein shall also include all other payments due to be paid by Tenant hereunder.

3. Use.

The Building shall be used solely for purposes of general office space and analytical testing services. Any other uses shall be submitted for Landlord's advance written approval, which shall be given or refused in Landlord's sole discretion.

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any illegal, hazardous or toxic material, explosives, flammables or other inherently dangerous substance, chemical, thing or device.

4. Sublease and Assignment.

Tenant shall have the right without Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed. Consideration by Landlord of any proposed assignment or sublease shall only occur following its receipt of a non-refundable fee of $2,000 and all financial, legal and supporting documentation reasonably requested by Landlord. Any assignment or sublease shall not operate to release Tenant or its guarantors from liability under this Lease.

5. Repairs.

During the Lease term, Tenant shall maintain and make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine maintenance and repairs of floors, walls, ceilings, HVAC, plumbing and other parts of the Leased Premises damaged or worn through normal occupancy, except for roof and electrical repairs to areas outside of Leased Premises, and subject to the obligations of the parties otherwise set forth in this Lease. All necessary repairs shall be done promptly, properly, and restore the Leased Premises to top quality functioning condition.

6. Alterations and Improvements.

Tenant, at Tenant's expense, shall have the right following Landlord's written consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense. All other items shall remain on the Leased Premises and be the property of Landlord upon termination hereof.

7. Property Taxes; Reimbursement By Tenant.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall promptly reimburse Landlord, as invoiced, for Tenant's proportional share of all general real estate taxes incurred by Landlord with regard to the Leased Premises. Tenant shall also be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

8. Insurance.

A. If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and

extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $2,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

9. Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants. Landlord may increase Tenant's pro rata share of utility charges at any time that such charges increase significantly due to Tenant's usage.

10. Signs.

Following Landlord's written consent and in full compliance with all requirements of the CC&Rs, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too

large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

11. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, without prior notice, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

12. Parking.

During the term of this Lease, Tenant shall have the non -exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non -reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant's agents and employees.

13. Building Rules; CC&Rs; Reimbursement of Assessments.

A. Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of Its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building, if any, are attached hereto as Exhibit "B" and incorporated herein for all purposes. Such rules may reasonably modify or govern any aspect of the tenancy, including parking, signage, utility charges, hours of operation, security, noise, and otherwise.

B. Tenant has reviewed the CC&Rs for the business park and accepts all terms thereof. Tenant shall fully comply with all requirements of the CC&Rs in strict accordance with the terms thereof* including any amendments adopted in the future and shall bear sole responsibility for all costs of such compliance including fines, fees, and otherwise.

C. Tenant shall promptly reimburse Landlord, on a monthly basis or as

otherwise invoiced, for Tenant's proportional share of all assessments, fees or charges incurred by Landlord to Cambridge Park pursuant to the CC&Rs.

14. Damage and Destruction.

Subject to Section 8 A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. Tenant's sole remedy against Landlord for any damage or destruction of Leased Premises shall be strictly limited to relief from payment of rent or termination of the lease as stated herein.

15. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for ten (10) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for twenty (20) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages. If litigation arises between the parties in regard to

any aspect of the tenancy or this Agreement, the prevailing party shall recover all legal fees and expenses incurred therein.

16. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

17. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein require d to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to

time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full fo rce and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

19. Security Deposit.

The Security Deposit of $11,850.00 shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord' s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

20. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

KJSJ Investments, LLC
3505 Cadillac
Unit FI
Costa Mesa, CA 92626

Attn: Managing Partner

If to Tenant to:

EVIO California, Inc.
Signal Bay, Inc.
3505 Cadillac
Unit Fl
Costa Mesa, CA 92526

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

21. Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

22. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

23. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

24. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

25. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

26. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

27. Performance.

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of five percent (5%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

28. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

29. Final Agreement.

This Agreement terminates and supersedes all prior understandings or

agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

30. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of California.

31. Option to Extend Lease.

Tenant shall have the option to renew and extend this Lease for an additional five (5) year period upon the following terms and conditions. Tenant may deliver a written election to exercise the option to Landlord at least sixty (60) and no more than one hundred twenty (120) days prior to June 30, 2022. Said exercise shall be effective if it unambiguously and without condition or additional terms agrees to extend the Lease pursuant to the terms hereof. The monthly rent under the extended term shall be increased twenty percent (20%) over the rent paid under the Lease by Tenant for the prior month, so that the rent during the first year of the option shall be $14,209.20 per month and increased by an additional five percent (5%) each year thereafter. This option may only be exercised by Tenant through exact compliance with the terms hereof, and all other terms of the Lease shall continue in full force and effect during said extended term.

32. Compliance With Zoning Ordinances, Regulations and Laws.

This Lease is subject to all applicable zoning ordinances and to any municipal, county, state and federal codes, laws and regulations governing and regulating the use of the Leased Premises. Tenant agrees during the term of this Lease, at the sole cost and expense of Tenant to properly comply with all applicable ordinances, zoning restrictions, rules, regulations, orders, and any other requirements of any duly constituted authority now or hereafter affecting the Leased Premises or their use, including any matters pertaining to ADA compliance, hazardous waste materials and otherwise.

33. Condition of Premises and Zoning.

Tenant has inspected and hereby accepts the Leased Premises in the condition in existence on the execution date of this Lease. Tenant acknowledges that neither Landlord nor any agent or representative of Landlord has made any representations or warranties regarding the suitability of the Leased Premises for any purpose, and that Tenant has

conducted its own investigation, research and inquiry to satisfy itself regarding any and all material aspects of the Leased Premises.

34. Holding Over.

Any holding over by the Tenant after expiration of the term of this Lease, with or without the consent of Landlord, shall be construed to be a tenancy from month-to-month, at 150% of the monthly rent which was required to be paid by Tenant for the period immediately prior to the expiration of the term hereof, and shall otherwise be on the terms and conditions contained herein as far as applicable.

35. Liens.

Tenant agrees to keep all of the Leased Premises and the Building and every part thereof free and clear of any and all mechanic's, materialmen's and other liens for or arising out of work or labor done, services performed, or materials used or furnished in connection with any operations of Tenant. Tenant further agrees to promptly and fully pay and discharge any and all claims relating to such liens or work or materials, and to save and hold Landlord and all of the Leased Premises and the Building thereon, free and harmless of and from any and all liens and claims of liens and suits or other proceedings pertaining thereto.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

KJSJ INVESTMENTS, LLC (Landlord)

By: ____________________
Managing Partner

EVIO CALIFORNIA, INC. (Tenant)

By: ____________________
William H. Waldrop, CEO

SIGNAL BAY, INC. (Tenant)

By: ____________________
William Waldrop, CEO

AGREEMENT OF PERSONAL GUARANTY

ATTACHED AND MADE PART OF THIS LEASE AGREEMENT DATED JULY 14, 2017 BETWEEN KJSJ INVESTMENTS, LLC ("LANDLORD") AND EVIO CALIFORNIA, INC. AND SIGNAL BAY, INC. ("TENANT")

The undersigned "Guarantor," in consideration of the making of the foregoing Lease Agreement between Tenant and Landlord, does hereby unconditionally guarantee the payment of the rent by the Tenant and the performance by Tenant of all the financial duties and obligations under the Lease Agreement.

Guarantor also agrees that Landlord is not first required to enforce against Tenant or any other person any liability, obligation or duty guaranteed by this Agreement before seeking enforcement thereof against Guarantor. A lawsuit may be brought and maintained against the Guarantor by Landlord to enforce any liability, obligation or duty guaranteed by this Agreement without the necessity of joining the Tenant or any other person in the lawsuit.

It is expressly agreed and understood that Guarantor additionally and unconditionally guarantees the performance under the Lease of Tenant.

EXECUTED to be effective as of the 14th day of July, 2017.

GUARANTOR

SIGNATURE: William H. Waldrop

PRINT NAME: WILLIAM WALDROP

ADDRESS: 871 Coronado Center Dr, #200, Henderson, NV 89052

PHONE NUMBER: 541-633-4568

EMAIL ADDRESS: william@eviolabs.com